Exhibit 99

Contact:	Jacob Inbar
President and Chief Executive Officer,
(805) 388-1345, Ext. 201

FOR IMMEDIATE RELEASE

AML COMMUNICATIONS REPORTS THIRD QUARTER RESULTS

CAMARILLO, California – January 31, 2005 — AML Communications, Inc. (AMLJ.OB) today announced results for the third quarter ended December 31, 2004.

Net sales for the third quarter were $2.3 million compared with $2.0 million for the same period a year earlier.  AML Communications, Inc. reported a net income for the quarter of $379,000 or $0.04 basic earnings per share, compared with a net income of $356,000 or $0.05 basic earnings per share, for the same period a year ago.  Net income for the nine months ended December 31, 2004, was $722,000 or $0.08 basic earnings per share, compared with a net income of $910,000 or $0.12 basic earnings per share for the same period last year.

Jacob Inbar, President and Chief executive officer said: “Revenues and earnings during the quarter were the result of investments in new products developed during previous quarters; however these were partially offset by infrastructure and resource expenditures that are addressing future demand of new products. The demand for new products remains strong.”

AML Communications, Inc. will hold a conference call to review Q3 FY2005 financial results and to discuss ongoing operations.  The conference call will be held today, January 31, 2005 at 11:00AM, Pacific Time. Leading the call will be Jacob Inbar, President and Chief Executive Officer. He will be joined by Susan Fite, Director of Finance and Ed McAvoy, VP Sales and Marketing.

To take part in this conference call, dial (888) 803-5993 and ask for AML Communications conference, ID #3720755. We look forward to speaking with you on Monday, January 31, 2005. If you should have any questions please contact Susan Fite at 805-388-1345 x 208.  Additionally, if you miss the conference call, you can access the replay by calling (800) 642-1687 and then entering the conference ID number: 3720755.  This will be available through Wednesday, February 2, 2005.

AML Communications is a designer, manufacturer and marketer of Amplifiers and Sub-systems that address the Defense microwave markets. The Company’s Web site is located at http://www.amlj.com

The information contained in this press release contains certain forward-looking statements that involve risks and uncertainties, such as the statements of the Company’s plans, objectives, expectations and intentions.  The Company’s actual results could differ materially from those indicated by such statements as a result of various factors including: reductions or cancellations in orders from new or existing customers; success in the design of new products; the opportunity for future orders from domestic and international customers; general economic conditions; limited number of potential customers; variability in gross margins on new products; inability to deliver products as forecast; failure to acquire new customers; continued or new deterioration of business and economic conditions in the Company’s customers’ marketplaces; intensely competitive industry conditions with increasing price competition; business conditions; and, growth in the wireless communications market, as well as those factors discussed in the Company’s Form 10-KSB and Form 10-QSB on file with the SEC.

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AML COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Month Periods Ended		Nine Month Periods Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003

Net sales	$2,284,000	$2,003,000	$6,340,000	$5,280,000
Cost of goods sold	1,146,000	1,047,000	3,483,000	2,683,000
Gross profit	1,138,000	956,000	2,857,000	2,597,000

Operating expenses:
Selling, general & administrative	521,000	349,000	1,467,000	993,000
Research and development	226,000	177,000	609,000	550,000
SAE	747,000	526,000	2,076,000	1,543,000

Profit (loss) from operations	391,000	430,000	781,000	1,054,000

Other (expense) income, net	(12,000)	(40,000)	(59,000)	(56,000)
Profit (loss) before provision for income taxes	379,000	390,000	722,000	998,000
Provision for income taxes	—	34,000	—	88,000

Net profit	$379,000	$356,000	$722,000	$910,000

Basic earnings (loss) per common share	$0.04	$0.05	$0.08	$0.12
Basic weighted average number of shares of common stock outstanding	9,982,000	7,838,000	9,119,000	7,833,000

Diluted earnings (loss) per common share	$0.03	$0.04	$0.07	$0.09
Diluted weighted average number of shares of common stock outstanding	11,933,000	9,616,000	11,070,000	9,611,000

AML COMMUNICATIONS, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(unaudited)

For December 31, 2004

ASSETS
Current Assets:
Cash and cash equivalents	$1,738,000
Accounts receivable, net of allowance for doubtful accounts of $45,000 at December 31, 2004	927,000
Inventories, net of inventory reserve of $496,000 at December 31, 2004	1,636,000
Other current assets	122,000
Total current assets	4,423,000

Property and Equipment, at cost	3,746,000
Less: Accumulated depreciation and amortization	(3,095,000)
Property and Equipment, net	651,000
Intangible Assets:
Technologies, net	910,000
Patents	175,000
Customer lists, net	273,000
Trademarks	181,000
Other Assets	33,000
Total Assets	$6,646,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$167,000
Line of Credit	85,000
Current portion of capital lease obligations	71,000
Accrued expenses:
Accrued payroll and payroll related expenses	155,000
Accrued income taxes	284,000
Other accrued liabilities	145,000
Total current liabilities	907,000

Notes payable – officers, net	—
Notes payable – investors, net	—
Deferred Taxes	11,000
Capital Lease Obligations, net of current portion	10,000
Total liabilities	928,000
Stockholders’ Equity:
Common stock, $0.01 par value:15,000,000 shares authorized; 9,984,199 shares issued and outstanding at December 31, 2004.	100,000

Capital in excess of par value	13,378,000
Accumulated deficit	(7,760,000)
Total stockholders’ equity	5,718,000
$6,646,000